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                                                                      EXHIBIT 99

                                                             STB Comments 9/5/01
                                                             -------------------


                            [U.S. Trust Letterhead]
                            -----------------------


                             NOTICE TO PARTICIPANTS
                                     In The
                        ARAMARK Retirement Savings Plan
                        -------------------------------
                                    And The
                       ARAMARK Uniform and Career Apparel
                       ----------------------------------
                         Group Retirement Savings Plan
                         -----------------------------
                         (each, individually, a "Plan")

Dear Plan Participant:

     Enclosed with this Notice is a Proxy Statement/Prospectus describing a Special Meeting of Shareholders of ARAMARK Corporation ("Company") to be held on [date] (the "Special Meeting"), and a Voting Instruction Form. The Special Meeting will be held for the purpose, among other things, of considering and voting upon a proposal to adopt the Agreement and Plan of Merger dated as of [date] (the "Merger Agreement") between the Company and its wholly-owned subsidiary ARAMARK Worldwide Corporation ("New ARAMARK"), pursuant to which the Company will be merged with and into New ARAMARK (the "Merger"), with New ARAMARK surviving. Upon completion of the Merger, ARAMARK Worldwide Corporation will change its name to ARAMARK Corporation.

     THIS MATTER IS EXTREMELY IMPORTANT TO YOU AS A PLAN PARTICIPANT, AND IS DESCRIBED IN DETAIL IN THE PROXY STATEMENT/PROSPECTUS. YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE VOTING.

     Please note that you are only being asked to vote on the proposal to adopt the Merger Agreement. You are not being asked to vote on the proposal to approve the ARAMARK 2001 Equity Incentive Plan (which U.S. Trust Company, N.A., as trustee of the Plan, will vote on), and the descriptions in the Proxy Statement/Prospectus regarding tax consequences to shareholders, dissenters rights, etc. do not apply to Plan participants. The voting procedures applicable to Plan participants are described in this letter, and not in the Proxy Statement/Prospectus.

                 Effect of the Merger on the Company and the Plan
                 ------------------------------------------------

     The purpose of the proposed Merger is described in the Proxy Statement/Prospectus. Each share of class A common stock of the Company currently held by the Plan, like the shares of other holders of class A common stock of the Company, will be converted into 20 shares of class A-1 common stock of New ARAMARK. Shares of currently outstanding class B common stock of the Company will be converted into two shares of class A common stock of New
ARAMARK, divided as equally as possible among class A-1, A-2 and A-3 shares, as more fully
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                                                                               2

described in the Proxy Statement/Prospectus. After the Merger, New ARAMARK intends to offer new class B common stock to the public, and to use a portion of the net proceeds to purchase a portion of the new class A-1 shares of New ARAMARK then held by the Plan, to purchase a portion of the class A common stock held by other stockholders, and for other purposes more fully described in the Proxy Statement/Prospectus.

     The Merger, the proposed public offering of New ARAMARK's class B common shares and related transactions are described in the Proxy Statement/Prospectus. We urge you to read it carefully before you vote.

                               Voting Instructions
                               -------------------

     In general, only U.S. Trust Company, N.A. ("U.S. Trust"), as trustee of the Plan, can vote the shares held by the Plan. However, under the terms of the Plan, with respect to the proposal to adopt the Merger Agreement, each participant may, as a fiduciary, instruct U.S. Trust how to vote the shares of Company class A common stock allocated to the participant's Plan account and a portion of the allocated shares for which U.S. Trust does not receive voting instructions from participants. U.S. Trust is required to follow proper instructions of participants that are in accordance with the terms of the Plan and are not contrary to the fiduciary standards of ERISA. Fiduciaries under ERISA are required to act prudently, solely in the interest of Plan participants and beneficiaries, and for the exclusive purpose of providing benefits to the Plan participants and beneficiaries.

     Enclosed along with the Proxy Statement/Prospectus is a confidential Voting Instruction Form that explains how you can instruct U.S. Trust how the shares should be voted on this proposal.

     Shares for Which Participant Instructions are Timely Received.

     You may instruct U.S. Trust to vote for or against the proposal to adopt the Merger Agreement, which will be among the matters presented at the Special Meeting, or to abstain from voting on this matter. If you sign, date, and return a Voting Instruction Form but do not check any box on the form, U.S. Trust will treat your form as not being a proper instruction and your shares will be considered as shares for which participant instructions were not timely received.

     Shares for Which Participant Instructions are Not Timely Received.

     If your voting instructions are not timely received by U.S. Trust, the Plan provides that the shares allocated to you Plan account will be voted in the same proportion as the shares for which U.S. Trust does receive instructions.

                                Voting Procedures
                                -----------------

     A Voting Instruction Form and a return envelope (with postage pre-paid) are enclosed. After you have read this letter and the Proxy Statement/Prospectus, please do the following:
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                                                                               3

Voting By Mail
--------------

1. Mark, date and sign your Voting Instruction Form. Please be sure to sign your name exactly as it appears on the Voting Instruction Form. The number of shares of Company class A common stock allocated to your Plan account as of [date], the record date for the Special Meeting, is shown under your address and social security number on the Voting Instruction Form.

2. Mail the Voting Instruction Form in the enclosed pre-addressed envelope so that it will be received by Ellen Philip Associates, U.S. Trust's agent, no later than 5:00 p.m. Eastern Time on [date].

3. If you decide to change your voting instructions after you have submitted your Voting Instruction Form, you must obtain a new form from U.S. Trust by contacting U.S. Trust as described below. By properly completing and timely returning a new Voting Instruction Form, your previously submitted Voting Instruction Form will be automatically revoked.

Voting By Telephone or the Internet
-----------------------------------

     Alternatively, you may provide voting instructions to U.S. Trust by using a touch-tone telephone or the Internet so that your vote is received no later than 5:00 p.m. Eastern Time on [date]. If, however, you do return a Voting Instruction Form and also provide voting instructions by telephone or the Internet, U.S. Trust will follow your latest instructions. For this purpose, the date on your Voting Instructions Form will be the date for those instructions. If it is not possible to determine which voting instructions are the latest, U.S. Trust will follow your telephone or Internet voting instructions.

                                 Voting Deadline
                                 ---------------

     In order to be assured that your voting instructions to U.S. Trust will be followed, your voting instructions must be received no later than 5:00 p.m. Eastern Time on [date]. Any voting instructions received after that time will be disregarded.

     If you own shares of Company common stock directly and not through the Plan, you will receive under separate cover proxy solicitation materials, including a proxy form. Those proxy forms cannot be used to direct the voting of shares held in the Plan -- you may only use the voting procedures described above to vote shares of Company class A common stock allocated to your account under the Plan.

                                 Confidentiality
                                 ---------------

     Your voting instructions to U.S. Trust are strictly confidential. U.S. Trust will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct U.S. Trust to vote in the manner you think best.
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                                                                               4

                            How To Contact U.S. Trust
                            -------------------------

     If you have any questions or comments concerning the procedure voting, please contact [name(s)] at U.S. Trust at 1-800-535-3093, between the hours of 11:30 a.m. and 7:30 p.m. Eastern Time. Your telephone call or other communication will be kept confidential.

                              Sincerely,

                              U.S. Trust Company, N.A.
                              Trustee
                              ARAMARK Retirement Savings Plan and ARAMARK
                              Uniform and Career Apparel Group Retirement
                              Savings Plan

[Date]
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                                                               STB Draft 8/30/01

                        ARAMARK Retirement Savings Plan
                                      And
        ARAMARK Uniform and Career Apparel Group Retirement Savings Plan

                         VOTING INSTRUCTIONS TO TRUSTEE

         Vote by Telephone                       Vote by Internet                          Vote by Mail
Have this Form available when you     Have this Form available when you       Please mark, sign and date this Form
 call the Toll-Free number            access the website                      where indicated below and return it
 1-800-________ using a touch-tone    http://www________.com.  You will be    in the postage-paid envelope provided
 telephone.  You will be prompted     prompted to enter your Control          or return it to
 to enter your Control Number.        Number.  Please follow the simple       [_________________________].
 Please follow the simple prompts     prompts that will be presented to you
 that will be presented to you to     to record your vote.
 record your vote.


     The undersigned participant in the ARAMARK Retirement Savings Plan or ARAMARK Uniform and Career Apparel Group Retirement Savings Plan (each, individually, a "Plan") hereby instructs U. S. Trust Company, N. A., ("U.S. Trust"), as trustee of the Plan, to vote, as designated below, all shares of class A common stock of ARAMARK Corporation (the "Company") allocated to the participant's account under the Plan at the Special Meeting of the Company's shareholders to be held on [date] and any and all adjournments and postponements thereof.

     If you sign and date this form but do not provide instructions, U.S. Trust will treat your form as not being a proper instruction and your shares will be considered as shares for which participant instructions were not timely received and will be voted by U.S. Trust in the same proportion as the shares for which U.S. Trust does receive proper instructions. If you do return a properly completed form but also provide proper voting instructions by telephone or the Internet, U.S. Trust will follow your latest instructions.

[X]  Please mark your vote in the box in this manner, using dark ink only

1. Approve the proposal to adopt an Agreement and Plan of Merger, dated as of , 2001, between ARAMARK Corporation and ARAMARK Worldwide Corporation, pursuant to which ARAMARK Corporation will merge with and into ARAMARK Worldwide Corporation, each share of our currently outstanding class A common stock will be converted into twenty shares of new class A-1 common stock and each share of our currently outstanding class B common stock will be converted into two shares of new class A common stock, divided as equally as possible among shares of new class A-1, class A-2 and class A-3 common stock.

     [  ]  FOR    [  ]  AGAINST    [  ]  ABSTAIN

     As a participant in the Plan, I hereby acknowledge receipt of the Notice to Participants dated [date] and the accompanying Proxy Statement/Prospectus relating to the Special Meeting of Shareholders of ARAMARK Corporation, and I hereby instruct U.S. Trust to vote all shares allocated to my Plan account as I have indicated above.

Signature:____________________________________    Date:___________________, 2001
          Please sign exactly as your name
          appears above.
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      This Voting Instruction Form must be properly completed, signed and received by U. S. Trust's agent by 5:00 p.m. Eastern Time on [date].

         Your telephone or Internet vote must be properly submitted and received by 5:00 p.m. Eastern Time on [date].

      Vote by Telephone         OR       Vote by Internet       OR          Vote by Mail
    Call Toll-Free using a            Access the Website and        Complete and return this Form
    touch-tone telephone:                cast your vote:                 in the postage-paid
              1-800-         .      http://www.          .com.           envelope provided.
------------------------------    ----------------------------    -------------------------------